                                                                   Exhibit 10.51


                                                                       EXHIBIT C

                      AMENDMENT TO SHAREHOLDERS' AGREEMENT

      THIS AMENDMENT TO SHAREHOLDERS' AGREEMENT (this "Amendment"), dated as of March 10, 1995, by and among CHARLES M. PILUSO ("Piluso"), residing at 129 Woodmere Boulevard, Woodmere, New York 11598, RICHARD REBETTI ("Rebetti"), residing at 77 Sands Point Road, Port Washington, New York 11050, INCOM (UK) LTD. ("Incom"), a corporation organized under the laws of the United Kingdom with offices at Northway House, 1379 High Road, Whetstone, London N20 9NN, Great Britain (individually a "Shareholder" and collectively the "Shareholders") RSL COMMUNICATIONS, INC. ("RSL"), a Delaware corporation with offices at 767 Fifth Avenue, Suite 4200, New York, New York 10153 and INTERNATIONAL TELECOMMUNICATIONS GROUP, LTD. ("ITG"), a Delaware corporation with offices at 60 Hudson Street, New York, New York 10013 (individually a "Party" and collectively the "Parties").

                              W I T N E S S E T H:

      WHEREAS, the Shareholders entered into a shareholders' agreement, dated the first day of September, 1994 (the "Shareholders' Agreement"), attached hereto as Exhibit A, with respect to, among other things, the transfer or other disposition of the authorized and outstanding stock of ITG owned by the Shareholders;

      WHEREAS, the Shareholders desire that ITG issue and sell to RSL, 66,667 shares of its Series A Convertible Preferred Stock having the rights, privileges and preferences as stated and qualified in the Amended and Restated Certificate of Incorporation ("Restated Certificate") of ITG, dated as of March 9, 1995, plus such additional number of shares of convertible preferred stock as may be required to be purchased (the "Additional Shares") pursuant to Section 9.11 of that certain Stock Purchase Agreement, dated as of March 10, 1995, by and between ITG, International Telecommunications Corporation ("ITC") and RSL (the "Purchase Agreement") for a minimum purchase price of $3,000,000 as may be increased, pursuant to said Section 9.11 of the Purchase Agreement, to a maximum of $4,750,000, all in accordance with the terms and provisions of the Purchase Agreement; and

      WHEREAS, the Shareholders desire to amend certain provisions of the Shareholders' Agreement in the manner hereinafter set forth, and to have RSL become a party thereto, to be effective upon the closing of the transactions contemplated by the Purchase Agreement.

      NOW THEREFORE, in consideration of the mutual promises and covenants contained in the Shareholders' Agreement, the Purchase Agreement and this Amendment, the parties hereto, intending to be legally bound, do hereby agree as follows:

      Defined Terms. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Shareholders' Agreement.

      1. Sale and Purchase ITG Preferred Stock. Each of the Parties hereto acknowledge and agree that ITG will authorize, issue and sell to RSL 66,667 shares of Series A Convertible Preferred Stock, having the rights, powers and privileges as stated in the Restated Certificate, plus Additional Shares, if any, for an aggregate purchase price to be paid by RSL of a minimum of $3,000,000 as may be increased pursuant to Section 9.11 of the Purchase Agreement to a maximum of $4,750,000 in accordance with the terms and provisions of the Purchase Agreement. Each party hereto waives any preemptive rights to purchase any shares pursuant to Section IX "Preemptive Rights" of the Shareholders' Agreement with respect to such sale. Exhibit A to the Shareholder's Agreement is hereby amended and restated in the form of Exhibit B attached hereto, reflecting the authorized shares of Preferred Stock issued to RSL.

      2. No Restriction on RSL to Transfer Shares. RSL shall not be considered a "Transferring Shareholder", as defined in the Shareholders' Agreement, and any restrictions on RSL's ability to transfer any of its shares of Preferred Stock or, upon conversion its common stock otherwise contained in the Shareholders' Agreement shall be of no force and effect as to RSL and its transferees, and RSL and its transferees shall have the ability to freely transfer its shares subject to the terms of this Amendment; provided, however, that RSL shall not sell its shares of Preferred Stock to a Competitor unless, having presented the Competitor's offer to the Board of Directors of ITG for consideration, the Board has, within 10 business days thereafter, rejected the purchase of all such shares on the terms of such offer. However, if such offer was not rejected, the Company shall purchase such shares on the terms of such offer within 30 days of the Board's action. Sections I, II.B. and III of the Shareholders' Agreement entitled "Restrictions on Disposition of Authorized and Outstanding Shares; "Restrictions on Purchaser or Transferee" and "Purchase Price", respectively, shall not be applicable to any transfer by RSL or any transferees from RSL. RSL shall, however, be considered an "Other Shareholder" for purposes of such Sections. The second and third sentences of redesignated Section XIII.B. (current Section XII) and Section XIII.L. shall not apply to any transfer by RSL or its transferees.

      3. Composition of the Board of Directors. Section X of the Shareholders' Agreement entitled "Directors" is amended by deleting the Section in its entirety and inserting in lieu thereof the following:

      "X. DIRECTORS AND COMMITTEES

            A. Board of Directors: The Board of Directors of ITG shall consist of eleven members, six elected by Charles M. Piluso ("Piluso") ("Class A Directors"), two elected by Incom (UK) Ltd. ("Incom") ("Class B Directors") and three elected by the holders of Series A Convertible Preferred Stock ("Class C Directors"). In the event of
            (i) a material breach by ITG of any of the covenants or restrictions in the Purchase Agreement, (ii) a material violation of the terms of the Series A Convertible Preferred Stock or (iii) the termination of employment of Piluso by ITG for Cause or by Piluso without Good Reason as defined in the employment agreement made as of October 25, 1994 and as amended and restated as of March 10, 1995, attached hereto as Exhibit C (the "Employment Agreement"), the holders of the Series A Convertible Preferred Stock shall be entitled to elect six of the members of the Board of Directors and Piluso shall be entitled to elect three directors. Upon receipt of written notice given by RSL to Piluso of the occurrence of events (i), (ii) or
            (iii) above, Piluso shall, after failure to cure (i) and (ii) within five business days after receipt of the aforesaid notice, cause the immediate resignation of three directors elected by him in order to give effect to the provisions of this paragraph. ITG shall not compensate in such capacities members of the Board of Directors who are employees or investors, but other members may be compensated.

            B. Executive Finance Committee: The Board of Directors of ITG shall form an Executive Finance Committee. The Executive Finance Committee shall consist of five members, two elected by the holders of the Series A Convertible Preferred Stock, two elected by Piluso and one elected by Incom. The Executive Finance Committee shall decide all matters by affirmative vote of at least four of its five members. This committee's approval shall be required for all contracts or agreements, other than employment agreements of ITG, having a total contract price or requiring aggregate payments by ITG in excess of $50,000 above the budget figure approved by the holders of Preferred Stock, unless such expenditures have been previously approved by the Board of Directors.

            C. Executive Selection Committee: Upon approval by the FCC of the application of ITC for a transfer of control of ITC to the shareholders of ITG, the Board of Directors of ITG shall form an Executive Selection Committee. The Executive Selection Committee shall consist of three members, one elected by the holders of the Series A Convertible Preferred Stock, one elected by Piluso and one elected by Incom. The Executive Selection Committee shall select a chief operating officer of International Telecommunications Corporation ("ITC") a 94% owned subsidiary of ITG, and a chief financial officer for either ITG or ITC, and the chief executive officer of ITG when the term of Piluso's current employment contract has run or Piluso's employment has otherwise been terminated. This selection requires the consensus of all three committee members, except that if Piluso was terminated for Cause or if Piluso resigns for other than Good Reason (as defined in the Employment Agreement), then decisions of the Executive Selection Committee shall be made solely by the representatives of the holders of the Series A Convertible Preferred Stock and Incom, acting together.

            D. Voting by the Board of Directors: None of the following matters shall be decided without the affirmative vote of at least one of the Class C Directors: (i) compensation of Piluso, including any amendments to the Employment Agreement and any options or other "perks" for Piluso or Richard Rebetti or "perks" in excess of $10,000 per year or options for other ITG officers, (ii) any amendment to ITG's Restated Certificate or its By-Laws or the adoption of any Certificate of Designation of any series of preferred stock and (iii) any action by the Board of Directors required in connection with (a) the matters requiring the consent of 33-1/3% of the shares of the Series A Convertible Preferred Stock of ITG, pursuant to the Restated Certificate or (b) the voting of ITG owned stock in ITC in any ITC matters analogous to (A) the matters requiring the consent of 33 1/3% of the holders of the shares of the Series A Convertible Preferred Stock of ITG pursuant to ITG's Restated Certificate or (B) the matters requiring the affirmative vote of at least one Class C Director of ITG.

            E. Termination: The provisions of subsections A, B, C and D of this
            Section X, as they relate to the holders of the Preferred Stock, shall terminate automatically when such holders of the Preferred Stock hold less than 10% of ITG's fully diluted equity."

      4. Transfer Restriction. Notwithstanding any provision in the Shareholders' Agreement to the contrary, Piluso may not sell, assign, transfer or otherwise dispose of any shares of common stock other than (i) by will, (ii) by disposition to members of his immediate family or to trusts of which he or his counsel, Eric Fishman, is a trustee, provided in each case that (x) such disposition is made without consideration and (y) the recipient of any such disposition agrees to be bound by all the terms of this Amended Shareholders' Agreement or (iii) dispositions to third parties after Piluso has first offered in writing such shares for purchase to ITG on the same terms and conditions as offered to the third party; provided, however, that if ITG rejects such offer, then Piluso has offered in writing such shares for purchase to RSL on such terms and conditions. Such written offers shall provide 30 days for a response. The provisions of this Section 4 shall terminate automatically when RSL holds less than 10% of ITG's fully diluted equity.

      5. Tag-Along Rights. In the event that Piluso shall desire to sell any of his interests in ITG to a third party, RSL shall have the right, at its sole option, to require the third party to purchase proportionately the same number of shares of RSL's interest in ITG on the terms substantially identical to those received by Piluso. In the event that RSL shall sell 25% or more of its equity ownership of ITG to a third party, Piluso, Incom and Richard Rebetti shall have the right, at their sole option, to require the third party to purchase from them, in the aggregate, a number of shares of ITG's common stock equal to 20% of the number of shares to be sold by RSL.

      6. The following shall be inserted as Section XII to the Shareholders' Agreement (with the existing Section XII to be redesignated Section XIII):

      "XII Noncompetition

            For so long as RSL remains a record or beneficial owner of ten percent (10%) or more of the capital stock of ITG, RSL and any company, a majority of the equity of which is owned by RSL, will not make a direct equity investment in a U.S.-headquartered company (i) that owns international fiber optic communications links (such as indefeasible rights of user in undersea cables) and switching facilities, (ii) that has entered into operating agreements with foreign carriers and (iii) the primary business of which is in direct competition with ITC's facilities-based carriage of international telecommunications traffic outbound from the United States (for purposes of this Amendment, a "Competitor"), unless having presented such investment to the Board of Directors of ITG for its consideration, the Board of Directors has rejected such direct equity investment. RSL's obligation under this Section shall terminate when RSL holds less than 10% of ITG's fully diluted equity.

      7. Employment Agreement. Section I.G. of the Shareholders' Agreement entitled "Termination of Employment," shall not apply to Piluso. The conditions upon which Piluso may be required to sell his Shares and the terms of such sale are governed by the Employment Agreement. As to any contradiction in terms or provisions relating to this subject between the Shareholders' Agreement and the Employment Agreement, the Employment Agreement shall be controlling.

      8. Disputes by Individual Shareholders. Section V.D. of the Shareholders' Agreement entitled "Disputes By Individual Shareholders," shall not apply to Piluso. Section VII.B. of the Employment Agreement shall govern with regard to Piluso's ability to perform his substantial or material duties. As to any contradiction in terms or provisions relating to this subject between the Shareholders' Agreement and the Employment Agreement, the Employment Agreement shall be controlling.

      9. Effective Date. Each of the provisions of this Amendment shall be effective upon the Closing of the transactions contemplated by the Purchase Agreement.

      10. Effect on the Shareholders Agreement. Except as specifically, amended or modified herein, all of the terms of the Shareholders Agreement shall remain unchanged and in full force and effect.

      11. Severability. Wherever possible, each provision of this Amendment shall be interpreted in a manner so as to be effective and valid under applicable law. If any provision of this Amendment shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such provision and the remaining provisions of this Amendment shall remain unaffected and in full force and effect.

      12. Successors and Assigns. This Amendment shall be binding upon and for the benefit of the parties hereto and their respective legal representatives, successors and assigns.

      13. Governing Law. The validity, interpretation and effect of this Amendment shall be governed by the laws of the State of New York applicable to contracts entered into and to be performed entirely within such state without regard to its conflicts of laws principles.

      14. Articles and Section Titles. The titles of articles and sections contained in this Amendment are merely for convenience and shall be without substantive meaning or content.

      15. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of March 10, 1995.


                                    /s/ Charles M. Piluso
                                    ----------------------------------
                                    CHARLES M. PILUSO


                                    /s/ Richard Rebetti
                                    ----------------------------------
                                    RICHARD REBETTI

                                    INCOM (UK) LTD.


                                    By /s/ Benny Lebovits
                                    ----------------------------------
                                       Name: Benny Lebovits
                                       Title: Managing Director

                                    INTERNATIONAL TELECOMMUNICATIONS GROUP,
                                      LTD.


                                    By /s/ Charles M. Piluso
                                    ----------------------------------
                                       Name:
                                       Title:

                                    RSL COMMUNICATIONS, INC.


                                    By /s/ Itzhak Fisher
                                    ----------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                             SHAREHOLDERS' AGREEMENT

                                                                       EXHIBIT A

                                    AGREEMENT

                                 BY AND BETWEEN

                             ---------------------

                        INTERNATIONAL TELECOMMUNICATIONS
                                   GROUP, LTD.

                                       AND

                               THE SHAREHOLDERS OF
                        INTERNATIONAL TELECOMMUNICATIONS
                                   GROUP, LTD.
                             ---------------------

                                TABLE OF CONTENTS

I.    RESTRICTIONS ON DISPOSITION OF AUTHORIZED AND
      OUTSTANDING SHARES ...............................................  -1-
      A. Transfers Subject to Agreement ................................  -1-
      B. Legend On Shares ..............................................  -2-
      C. ITG's First Option ............................................  -2-
      D. Shareholder's Second Option ...................................  -3-
      E. Third Party Offers ............................................  -4-
      F. Death or Disqualifying Event ..................................  -5-
      G. Termination of Employment .....................................  -5-
      H. Employee Stock Option Plans   .................................  -6-
      I. Purchase of Shares by ITG .....................................  -6-

II.   RESTRICTIONS ON OPTIONS AND DISPOSITION OF UNAUTHORIZED
      SHARES ...........................................................  -6-
      A. No Restrictions on ITG ........................................  -6-
      B. Restrictions on Purchaser or Transferee .......................  -7-
      C. Option Agreements .............................................  -7-

III.  PURCHASE PRICE                                                      -7-
      A. General .......................................................  -7-
      B. Certificate of Agreed Value ...................................  -7-

IV.   CLOSINGS .........................................................  -7-
      A  Place and Time ................................................  -7-
      B. Delivery by Seller ............................................  -8-
      C. Resignations By Transferring Shareholder ......................  -8-
      D. Deliver by Purchaser ..........................................  -9-

V.    DEFINITION OF DISQUALIFYING EVENT ................................  -9-
      A  Individual Shareholder ........................................  -9-
      B. Shareholder Other Than an Individual Shareholder ..............  -9-
      C. Failure to Dispute Notice of Disqualifying Event .............. -10-
      D. Disputes By Individual Shareholders ........................... -10-
      E. Disputes By Shareholders Other Than Individual Shareholders ... -10-

VI.   SPECIFIC PERFORMANCE ............................................. -10-

VII.  LIFE INSURANCE ................................................... -10-

VIII. TERMINATION OF AGREEMENT ......................................... -11-

IX.   PRE-EMPTIVE RIGHTS ............................................... -11-

X.    DIRECTORS ........................................................ -12-

XI.   OFFICERS ......................................................... -12-

XII.  MISCELLANEOUS .................................................... -12-
      A. Notices ....................................................... -12-
      B. Binding Effect ................................................ -12-
      C. Waiver ........................................................ -13-
      D. Enforceability ................................................ -13-
      E. Entire Agreement .............................................. -13-
      F. Applicable Law ................................................ -13-
      G. Attorney's Fees ............................................... -14-
      H. Arbitration ................................................... -14-
      I. Captions ...................................................... -14-
      J. By-Laws to Enforce This Agreement ............................. -14-
      K. Certificate of Incorporation to Set Forth Restrictions ........ -14-
      L. Surrender of Shares ........................................... -14-
      M. Execution of Agreement ........................................ -14-

                  INTERNATIONAL TELECOMMUNICATIONS GROUP, LTD.
                             SHAREHOLDER'S AGREEMENT

      Agreement made this first day of September, 1994, by and between Charles
M. Piluso, residing at 129 Woodmere Boulevard, Woodmere, New York 11598; Richard Rebetti, residing at 149-48 256th Street, Rosedale, New York 11422; Incom (UK) Ltd., a United Kingdom corporation with a place of business at Northway House, 1379 High Road, Whetstone, London N20 9NN, Great Britain (individually a "Shareholder" and collectively the "Shareholders"), and International Telecommunications Group, Ltd. ("ITG"), a Delaware corporation, having a place of business at 60 Hudson Street, New York, New York 10013.

                                   WITNESSETH:

      WHEREAS, ITG is authorized to issue one million shares of common stock;
and

      WHEREAS, the Shareholders own the number of shares of the Common Stock of ITG set forth opposite their names on Exhibit A annexed hereto, representing in aggregate 100% of the authorized and outstanding stock of ITG as of the above date ("Authorized Shares"); and

      WHEREAS, the parties desire to enter into a mutual written agreement with respect to the transfer or other disposition of all the Authorized Shares of ITG owned by the Shareholders and, except as otherwise provided in this Agreement, any shares heretofore issued (referred to collectively as "Shares"); and

      WHEREAS, the Shareholders and the Board of Directors (the "Board") of ITG have determined that this Agreement is in the best interest of ITG and the Shareholders;

      NOW THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

I. RESTRICTIONS ON DISPOSITION OF AUTHORIZED AND OUTSTANDING SHARES

      A. Transfers subject to Agreement: No Shareholder may, directly or indirectly, transfer (as hereinafter defined) all or any of the Shares, or the certificate or certificates representing same, or any interest therein, held by such Shareholder or which Shareholder or Shareholder's legal or personal representatives, successors or assigns thereof, may at any time hereafter own or be entitled to, except as hereafter expressly permitted by this Agreement. ITG shall not transfer on their books any of the Shares, or issue any certificate on account or in lieu thereof, unless all terms and conditions of this Agreement have been complied with. The term "transfer", as herein used, shall not include any bequest to a relative or assignment to a trust but shall include any other sale, assignment, gift, mortgage, pledge, hypothecation, bequest, encumbrance or disposition, or any transfer as a result of any voluntary or involuntary legal proceeding, execution, sale, bankruptcy, insolvency, or otherwise, of any of the Shares. Any sale or transfer of all or any portion of the Shares of a Shareholder shall be null and void, unless and until all terms and conditions of this Agreement are first complied with. In case of any violation of this Agreement by the attempted transfer of Shares without compliance with the terms hereof, the person or persons for whose benefit these options are provided shall have the right to compel the holder or transferee to deliver such Shares in accordance with the options and at the price hereinafter provided.

     B. Legend On Shares: So long as this Agreement shall remain in effect, the following statement shall be noted conspicuously on each certificate representing any of the Shares:

     "This certificate and the shares represented hereby are subject to terms and conditions contained in a certain agreement dated September 1, 1994, the Certificate of Incorporation, the By-laws, and any amendment thereto, copies of which documents and are on file at the principal office of the corporation, and any sale, assignment, gift, mortgage, pledge, hypothecation, bequest, encumbrance or disposition, or any transfer as a result of any voluntary or involuntary legal proceeding, execution, sale, bankruptcy, insolvency, or otherwise, of this certificate in violation of said agreement, Certificate of Incorporation, or By-laws shall be invalid."

     C. ITG's First Option: If any Shareholder ("Transferring Shareholder") intends to transfer all or any portion of said Shareholder's Shares to ITG or another Shareholder, such Transferring Shareholder shall give notice (the "Transfer Notice") to ITG and to the remaining Shareholders setting forth such intention. If the Transferring Shareholder intends to transfer all or any portion of said Shareholder's Shares to any other party, the terms and conditions of subsection E of this paragraph shall apply and such Transferring Shareholder shall give notice (the "Third Party Offer Notice") as specified in subsection E to ITG and to the remaining Shareholders.

      ITG shall have the non-assignable first option to purchase all, but not less than all, of the Shares offered in said Transfer Notice or Third Party Notice by the Transferring Shareholder as of the date the applicable notice was given, at the purchase price provided in Paragraph III hereof. Said option shall be exercisable by giving notice (the "Notice to Purchase") to the Transferring Shareholder and to the remaining Shareholders, within thirty (30) calendar days after receipt of the Transfer Notice or Third Party Offer Notice by ITG. In the event a Notice to Purchase is given, the Transferring Shareholder shall be obligated to sell all, but not less than all, of the Shares offered in said Transfer Notice or Third Party Offer Notice as of the date the applicable notice was given.

      The Transferring Shareholder shall take such action as is necessary and lawful to permit ITG's decision with respect to its exercise of any option granted to it hereunder to be decided in accordance with the wishes of the remaining Shareholders. The Board shall convene a meeting of the Shareholders in accordance with all procedures set forth in Article III of the By-laws pertaining to special meetings of the Shareholders. All Shareholders, other than the Transferring Shareholder, shall be entitled to vote on any decision by ITG as to whether it desires to exercise its option to purchase the Shares. Each Shareholder shall be entitled to one (1) vote per Share.

      D. Shareholders' Second Option: If ITG fails to exercise its option under Paragraph I.C hereof within the thirty (30) calendar day period set forth therein, or if ITG notifies the Transferring Shareholder and the remaining Shareholders in writing prior to the expiration of said thirty (30) calendar day period of its decision not to exercise such option, then the Shareholders other than the Transferring Shareholder (individually, the "Other Shareholder" and collectively, the "Other Shareholders") shall have a non-assignable option to purchase all, but not less than all, of the Shares offered in the Transfer Notice or Third Party Offer Notice by the Transferring Shareholder as of the date the applicable notice was given, at the purchase price provided in Paragraph III hereof. If all of the Other Shareholders accept the offer of the Transferring Shareholder as aforesaid, the Shares offered for Transfer shall be purchased by the Other Shareholders in pro rata proportion to such Shareholders' then ownership in ITG, excluding the percentage owned by the Transferring Shareholder, or in such other proportions as may be agreed upon by them in writing. If less than all of the Other Shareholders accept the offer, the Shares offered for transfer shall be purchased by the accepting Shareholders in pro rata proportion to each accepting Shareholder's then ownership in ITG, excluding the percentages owned by the Transferring Shareholder and the non-accepting Shareholders, or in such other proportions as may be agreed upon in writing by the accepting shareholders.

      The aforesaid option granted to the Other Shareholders shall be exercisable by each Other Shareholder giving notice (the "Option Notice") to the Transferring Shareholder and ITG within sixty (60) calendar days after the earlier of the Shareholder's receipt of the Transfer Notice or Third Party Offer Notice, or receipt of notice of ITG's intent not to exercise its option. In the event an Option Notice is given, then the Transferring Shareholder shall be obligated to sell and the Other Shareholders who served an Option Notice shall be obligated to purchase all, but not less than all, of the Shares offered by the Transferring Shareholder as of the date the Transfer Notice or Third Party Offer Notice was given.

      In the event that a Third Party Offer Notice was given by a Transferring Shareholder and no Option Notice is given by any of the Other Shareholders, then the terms and conditions of subsection E of this paragraph shall apply to the purchase of the Transferring Shareholder's Shares by the third party.

      E. Third Party Offers: Subject to the terms of this Agreement, the Transferring Shareholder shall have the right to sell all or any portion of said Shareholder's Shares to an unaffiliated third party (the "Third Party"). The Transferring

            Shareholder, who receives and is willing to accept an arms-length, bona fide, written offer from a Third Party to purchase all or any portion of the Shares offered (the "Third Party Offer") shall grant successive irrevocable non-assignable rights of first refusal to buy his or her Shares to ITG and then to the Other Shareholders on the same monetary and other substantially economic terms and conditions as the Third Party Offer by giving notice to ITG and the Other Shareholders (the "Third Party Offer Notice"). The Third Party Offer Notice shall contain the name and address of the third party, the Transferring Shareholder's relationship, if any, to the third party, and any other information as reasonably requested by the Board. A copy of the Third Party Offer shall be attached to the Third Party Notice.

      Upon request by the Board or any Shareholder, the Transferring Shareholder shall deliver appropriate documents to satisfy the Board or the Shareholder that no violation of Securities Exchange Commission, Federal Commissions Commission, or other applicable federal, state, or local laws, rules, or ordinances will occur as a result of the Transferring Shareholder's transfer of the Shares to the Third Party.

      The Terms of the Third Party Offer required to be met by ITG or the Other Shareholders shall not include any non-monetary terms not reasonably and readily performable by either ITG or the Other Shareholders. Such rights shall be exercisable, if at all, by ITG giving notice to the Transferring Shareholder, or the Other Shareholders giving notice to the Transferring Shareholder and ITG pursuant to the terms and conditions of Paragraphs I.C and I.D, respectively.

      In the event that neither ITG nor the Other Shareholders exercise their respective rights of first refusal hereunder, the Third Party Offer shall be accepted by the Transferring Shareholder, if at all, only on the exact terms of the Third Party Offer and no later than thirty (30) calendar days after the earlier of the expiration of the Other Shareholders' right of first refusal, or receipt of notices of intention not to exercise the option from all Other Shareholders. In the event that the original terms of the Third Party Offer are modified in any manner, the Transferring Shareholder shall grant new successive irrevocable non-assignable rights of first refusal to buy his Shares to ITG and then to the Other Shareholders on the same terms and conditions as the modified Third Party Offer. Any such options or obligations arising from a modified Third Party Offer shall be governed by the terms and provisions as set forth above in this subsection and subsections C and D of this paragraph, as if the offer were a new Third Party Offer.

      Upon ITG's and all other Shareholder's refusal to exercise the right of first refusal, the Third Party shall execute and promptly deliver to each party hereto, at the closing of a sale of Shares to the Third Party 1) a signed and notarized agreement substantially in the form of Exhibit C, attached hereto; and
2) a signed and notarized agreement from the Third Party's spouse substantially in the form of Exhibit D, attached hereto. Upon such closing the Third Party shall succeed the Transferring Shareholder as a Shareholder under this Agreement. In the event the Third Party Offer is not accepted by the Transferring Shareholder within thirty (30) calendar days of the earlier of the expiration of the Other Shareholders' right of first refusal, or receipt of notices of intention not to exercise the option from all Other Shareholders, and on the exact terms of the Third Party Offer or modified Third Party Offer, or if for any reason the Third Party does not succeed the Transferring Shareholder as a party to this Agreement, then such transfer shall be of no force and effect.

      F. Death or Disqualifying Event: In the event of the death of an "Individual Shareholder" (as defined in accordance with this subsection), the beneficiaries of such shareholder's estate shall acquire such Shareholder's shares subject to all the terms and conditions hereof. Within thirty (30) days after the Shareholder's death, the beneficiaries may require the Company and/or other Shareholders to purchase all, but not less than all, of the Shares hered by the deceased Shareholder at the purchase price set forth in Paragraph III hereof. In the event of a "Disqualifying Event" (as defined in accordance with Paragraph V hereof) concerning any Shareholder, successive irrevocable non-assignable rights of first refusal to purchase all, but not less than all, of the Shares owned by the deceased or disqualified Shareholder shall be granted to ITG and then the Shareholders, as of the date of death or Disqualifying Event, at the purchase price set forth in Paragraph III hereof. Any such options shall be governed by the terms and provisions of Paragraphs I.C and I.D hereof.

      For the purposes of this Agreement: 1) an "Individual Shareholder" is any Shareholder who is a natural being; and 2) a corporation, partnership, trust, or any other entity other than a natural being, is a "Shareholder other than an Individual Shareholder".

      G. Termination of Employment: In the event that any Individual Shareholder, or an agent, employee, officer, or director of a Shareholder other than an Individual Shareholder is now or may hereafter be an employee of ITG, and said employment ceases, for any reason, the terms and conditions of subsections C, D and E of this Paragraph I may, in the discretion of the Board, apply to said individual, and all shares of ITG acquired by the individual as a result of or during the employment relationship, including, but not limited to, shares acquired from any rights, obligations or the exercise of options granted to the individual.

      The above provision may be applied by the Board provided that 1) a written agreement by and between the individual and ITG does not provide otherwise; and
2) the Board adopts a resolution at a special meeting called for that express purpose on not less than fourteen (14) calendar days notice, in accordance with all procedures contained in Article IV of the By-laws pertaining to Special Meetings of the Board. If the Board so adopts said resolution, then the individual 1) shall be considered a Transferring Shareholder for purposes of this Agreement; and 2) shall grant successive irrevocable non-assignable rights of first refusal to buy his Shares to ITG and then to the Other Shareholders in accordance with the terms and conditions contained in subsections C and D of this Paragraph at the price to be determined in accordance with Paragraph III hereof; and 3) shall not be entitled to the benefits of any of the options herein contained, but the Shares of such person shall nevertheless be subject to the options herein contained.

      H. Employee Stock Option Plans: Within ninety (90) days after the execution of this Agreement, the Board shall institute an employee stock option plan, or other method or procedure whereby persons who are employees of ITG may obtain shares or options to acquire shares of ITG. Said plan, method, or procedure shall provide that upon termination of said employment, for whatever reason, shares so acquired are to be redeemed by ITG or transferred to the Shareholders in accordance with the terms and conditions of subsections C and D of this Paragraph I. Upon the issuance of options or stock in accordance with said plan, method, or procedure, the employee shall deliver signed and notarized statements substantially in the form of Exhibits C and D, attached hereto. Employees who acquire shares pursuant to said employee stock option plan, method, or procedure shall not be entitled to the benefits of any of the options herein contained by virtue of said acquisition of shares.

      I. Purchase of Shares by ITG: To the extent required by law, any purchase of ITG Shares elected to be made by ITG hereunder shall be made only out of legally available surplus of the Corporation. To the extent possible and lawful under this Agreement, ITG, the Shareholders, or any of the personal or legal representatives thereof, shall take whatever legal steps may be required to create surplus, to revalue the assets of ITG and to enable ITG to pay debts as they become due in the usual course of business, so that ITG may lawfully make any such purchase. However, nothing herein shall be deemed to obligate ITG to exercise any option or to obligate the Shareholders to provide funds to ITG for such a purpose.

II. RESTRICTIONS ON OPTIONS AND DISPOSITION OF UNAUTHORIZED SHARES

      A. No Restrictions on ITG: Except as otherwise provided in subsection B of this Paragraph II, no provision of this Agreement shall be interpreted as restricting, in any manner, the transfer by ITG of any shares not authorized for issuance by the State of Delaware as of the date first set forth above ("Unauthorized Shares"), or options pertaining to any shares not authorized for issuance by the State of Delaware as of the date first set forth above ("Options for Unauthorized Shares"), it being the intention of the parties hereto that ITG retains all rights to transfer said shares and options as if this Agreement were not in existence.

      B. Restrictions on Purchaser or Transferee: Upon the issuance of Unauthorized Shares, other than upon a public offering and sale of ITG shares in accordance with the rules and regulations of the Securities Exchange Commission, the purchaser or transferee of said shares, pursuant to Paragraph I.E hereof, shall deliver signed and notarized agreements substantially in the forms of Exhibits C and D annexed hereto. The shares so acquired shall be subject to this Agreement, and the purchaser or transferee shall be considered a Shareholder and subject to all terms and conditions of this Agreement

      C. Option Agreements: All options hereinafter issued by ITG or a Shareholder shall be non-transferrable. The terms and conditions of subsection B of this Paragraph II shall apply upon the exercise of any option granted by a Shareholder or any Option for Unauthorized Shares granted by ITG, other than employee stock options, issued before the termination date of this Agreement.

III. PURCHASE PRICE

      A. General: The purchase price at which Shares of ITG shall be sold and purchased hereunder shall be at the price stated in the most recent Certificate of Agreed Value ("Certificate") in accordance with Paragraph III.B hereof. The price specified in the latest such Certificate shall be binding upon ITG and each Shareholder, or the legal or personal representatives of the Shareholders for all purchases under this Agreement.

      B. Certificate of Agreed Value: A Certificate stating the agreed price for each Share purchased pursuant to Paragraph I hereof, except as otherwise noted, shall be executed on at least an annual basis by the Shareholder and ITG. The first such Certificate, substantially in the form of Exhibit B, annexed hereto, shall be executed by the Shareholders and ITG on the date hereof. Succeeding Certificates, substantially in the form of Exhibit B, shall be executed at Special Meetings of the Shareholders held 1) on the anniversary date, or the nearest business date thereto, of this Agreement; and 2) at any other times deemed appropriate. Special Meetings of the Shareholders to determine the value of the Shares and to execute a Certificate shall be convened in accordance with all procedures set forth in
            Article III of the By-laws pertaining to Special Meetings of the Shareholders. Each Shareholder shall be entitled to one vote (1) per Share.

IV.  CLOSINGS

     A. Place and Time: Any purchase of Shares made hereunder shall take place at a closing (the "Closing") to be held at the New York offices of ITG at a time and date agreed upon in writing by the parties thereto, or in the absence of such an agreement, thirty
          (30) calendar days following: 1) the date of a timely Notice of Purchase submitted hereunder by ITG, in the event of a purchase by ITG; or 2) the date of the last timely Option Notice submitted by a Shareholder hereunder, in the event of a purchase by the Other Shareholders; or 3) the earlier of the date of the expiration of the Other Shareholder's right of first refusal, or receipt of all notices of intention not to exercise options from the Shareholders, in the event of a purchase by a Third party.

      B. Delivery by Seller: At the Closing, the Transferring Shareholder shall deliver or cause to be delivered to the purchaser, free and clear of all liens, claims, charges and restrictions, a certificate or certificates representing the Shares being sold, in proper form for transfer and with evidence of payment of all applicable transfer taxes and costs.

      In the case of a sale due to death or Disqualifying Event concerning an Individual Shareholder pursuant to Paragraph I.F hereof, the personal or legal representatives of the deceased or disqualified Individual Shareholder shall deliver appropriate estate tax waivers and evidence of authority to act on behalf of a deceased. In the case of a sale due to a Disqualifying Event of a Shareholder other than an Individual Shareholder pursuant to Paragraph I.F hereof, the legal or personal representative of the Shareholder, trustee, or receiver, or other person with legal authority to act on behalf, or instead of the disqualified Shareholder, shall deliver all documents as reasonably requested by the Board or a Shareholder.

      C. Resignations By Transferring Shareholder: If an Individual Shareholder transfers all of the Shares he or she owns, the Board may require the Shareholder to also deliver to ITG a written resignation from all positions, if any, held by the Shareholder at ITG, including that of director, employee, or officer. The Board may require that the Shareholder resign from all positions only if 1) a written agreement by and between the Shareholder and ITG does not provide otherwise; and 2) the Board adopts a resolution at a special meeting called for that express purpose on not less than fourteen
            (14) calendar days notice, in accordance with all procedures contained in Article IV of the By-laws pertaining to Special Meetings of the Board.

      If the Shareholder is a Shareholder other than an Individual Shareholder and it transfers all of the shares it owns, the Board may require any employee, officer, director, or agent of the shareholder who holds any positions, including that of director, employee, or officer of ITG, to deliver to ITG a written resignation from all positions, if any. The Board may require that an employee, officer, director, or agent of the Shareholder resign from all positions only if 1) a written agreement by and between ITG and the Shareholder, or the Shareholder's employee, officer, director, or agent does not provide otherwise; and 2) the Board adopts a resolution at a special meeting called for that express purpose on not less than fourteen (14) calendar days notice, in accordance with all procedures contained in Article IV of the By-laws pertaining to Special Meetings of the Board.

      The Board may establish procedures sufficient to effectuate the purposes of this subsection in the event of a transfer of less than all of the Shares owned by a Shareholder.

      D. Delivery by Purchaser: The purchaser shall deliver or cause to be delivered to the Transferring Shareholder the purchase price for the Shares being purchased in cash consideration (certified or official bank check) unless otherwise agreed.

      A Third Party who purchases Shares under this Agreement shall, pursuant to Paragraph I.E hereof, deliver signed and notarized agreements substantially in the forms of Exhibits C and D, annexed hereto.

V. DEFINITION OF DISQUALIFYING EVENT

      A. Individual Shareholder: For purposes of this Agreement, a Disqualifying Event concerning an Individual Shareholder, as such term is defined in Paragraph I.F, shall be deemed to occur, if as a result of a mental or physical disability, such Shareholder is unable to perform the substantial and material duties as a director, officer, employee, and/or Shareholder of ITG and it is likely that such disability will continue for a period of at least six consecutive months. At the onset of said six-month period, the Board on behalf of ITG, shall give written notice to such Shareholder ("Notice of Disqualifying Event") which (a) states that it believes that a Disqualifying Event has occurred or commenced concerning the Shareholder; and (b) specifies the date such Disqualifying Event occurred or commenced.

      B. Shareholder Other Than an Individual Shareholder: For the purposes of this Agreement, a Disqualifying Event shall be deemed to have occurred concerning a Shareholder other than an Individual Shareholder in the event that reasonable grounds exist for the belief that the Shareholder has or will be dissolved, cease its business operations, sell a majority of its assets or stock, or that the Shareholder will be a debtor in a voluntary or involuntary bankruptcy proceeding. The Board shall given written notice to such Shareholder ("Notice of Disqualifying Event") which (a) states that it believes that a Disqualifying Event occurred or commenced, or will occur or commence; and (b) requests adequate assurances that the Disqualifying Event has not or will not occur or commence.

      C. Failure to Dispute Notice of Disqualifying Event: If any Individual Shareholder fails to dispute in writing a Notice of Disqualifying Event within (30) thirty calendar days from the mailing thereof, or a Shareholder other than an Individual Shareholder fails to dispute in writing a Notice of Disqualifying Event and provide adequate assurances that the Disqualifying Event has not or will not occur within thirty (30) calendar days of the mailing thereof, then a Disqualifying Event regarding such Shareholder shall be deemed to have occurred as of the date specified in the Notice of Disqualifying Event.

      D. Disputes By Individual Shareholders: If an Individual Shareholder disputes in writing a Notice of Disqualifying Event, then the matter shall be referred to a duly licensed physician who shall immediately perform a physical or other examination on the Shareholder, such physician shall determine whether the Shareholder is so disqualified. Such physician shall be selected by ITG. The decision of such physician shall be conclusive and binding upon the Shareholder. A disqualified Shareholder shall be deemed to have become disqualified as of the date specified in the Notice of Disqualifying Event.

      E. Disputes By Shareholders Other Than Individual Shareholders: If a Shareholder other than an Individual Shareholder disputes in writing a Notice of Disqualifying Event, then the Board shall review all appropriate documentation offered by the Shareholder and determine within a reasonable time period whether or not the Shareholder has provide adequate assurances that a Disqualifying Event has not or will not occur concerning the Shareholder. The decision of the Board shall be binding and conclusive upon the Shareholder. A disqualified Shareholder shall deemed to have become disqualified as of the date specified in the Notice of Disqualifying Event.

VI. SPECIFIC PERFORMANCE

      Shares of Company Stock cannot be readily purchased or sold in the open market, and for that reason, among others, the parties to this Agreement will be irreparably damaged if this Agreement is not specifically enforced. Therefore, any party shall be entitled to an injunction restraining any other party from transferring Shares in violation of this Agreement, without any bond or other security being required. If any dispute arises concerning any right or obligation under this Agreement to purchase or sell any of the Shares, the right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

VII. LIFE INSURANCE

      ITG may at its option carry life insurance policies on the life of any Individual Shareholder to provide ITG with sufficient funds to enable it to purchase such Shareholder's Shares pursuant to the provisions of Paragraph I hereof. ITG shall own all such policies and each Shareholder waives any rights such Shareholder may have under such policies. With respect to the purchase by ITG of insurance policies acquired pursuant to this Paragraph, each Shareholder specifically agrees to cooperate fully with ITG, and the insurer in obtaining and maintaining such insurance on such Shareholder's file and shall timely submit to any requested medical or other examinations therewith. ITG shall pay all premiums on any such insurance policies. If any Shareholder sells all of the Shares owned by the Shareholder during the Shareholder's life, or if this Agreement is terminated for any reason set forth in Paragraph VIII of this Agreement, the selling Shareholder (in the event of a sale during a Shareholder's life) and each Shareholder (in the event of termination of this Agreement pursuant to Paragraph VIII) shall have the right to purchase any such policy or policies upon such Shareholder' life owned by ITG. The purchase price for the policy or policies shall be the interpolated terminal reserve value of such policy or policies as of the date of sale, less any existing indebtedness against such policy or policies, plus that portion of the premium or premiums on such policy or policies paid prior to the date of sale which covers the period beyond the date of sale. If such policy is term life insurance, said policy shall be transferred to the insured upon adjustment between the parties of premium paid beyond the date of sale. Such right of purchase must be exercised by the insured within sixty (60) calendar days after the sale of such Shareholder's shares or the termination of this Agreement. If not so exercised, such right shall terminate. Upon the exercise of such right, the Shareholder shall deliver the purchase price of the policy or policies on such Shareholder's life to ITG, and ITG shall simultaneously execute and deliver to such Shareholder all the documents which are required to transfer ownership of the policy or policies. If such right of purchase is not exercised within the time prescribed by this Paragraph, ITG may make whatever disposition of the policy of policies ITG shall deem proper.

VIII. TERMINATION OF AGREEMENT

      This Agreement shall terminate upon the occurrence of any of the following events: (a) such time as the shares of Stock subject to this Agreement are either listed on a national securities exchange or are quoted in the daily over-the-counter list published by NASDAQ; or (b) the Stock is registered pursuant to the provisions of Section 12(g) of the Securities Exchange Act of 1934, as amended, and is held of record by not less than five hundred (500) persons at the time such determination is made; (c) cessation of ITG's business operations; or (d) bankruptcy or receivership or dissolution of ITG; or (e) death of two or more of the Shareholders, leaving either one or no surviving Shareholder, provided that notwithstanding such an event a surviving Shareholder may elect to fulfill the obligations of this Agreement, in which event it shall remain vital and effective for all purposes; or (f) mutual agreement of termination between the Shareholders and ITG; or (g) upon the effectiveness of a merger, consolidation, reorganization, or other acquisition of substantially all of ITG's assets if ITG is not the surviving corporation, except that a merger or consolidation with a subsidiary which effects a mere change in the form or domicile of ITG without changing the respective holdings of the Shareholders shall not terminate this Agreement event if ITG is not the surviving corporation.

IX. PRE-EMPTIVE RIGHTS

      The Company agrees that prior to the date of registration of Equity Securities of the Company after the date hereof the Company will not issue for cash any equity securities or any securities having rights or options to acquire equity securities (whether through conversion or exercise or otherwise) (hereinafter "Equity Securities") without first offering such Equity Securities, on the same terms and at the same price, to each Shareholder, pro rata on the basis of the Ownership Interest of such Shareholder as of the date of the notice given pursuant to this Article. Any such offer of Equity Securities to a Shareholder will be made in writing to the notice address of the Shareholder and will remain open for a period of not less than twenty (20) days after the date of the offer unless the pre-emptive rights with respect to such Equity Securities are waived as provided herein. If at the end of such twenty (20) day period there remain unpurchased any of the Equity Securities so offered (the "Remaining Securities"), the Company will so advise each Shareholder who purchased Equity Securities in such offering (the "Purchasing Shareholders") and the Purchasing Shareholders shall have the right for ten (10) days from the date of the Company's notice to purchase that portion of the Remaining Securities which is pro rata to such Purchasing Shareholder's Ownership Interest in the Company as of the date of the Company notice with respect to the Remaining Securities.

      The rights of the Shareholders under this Article may be waived by a vote or consent of a majority in Ownership Interest of all non-employee Shareholders.

X. DIRECTORS

      So long as Incom (UK) Ltd. ("Incom-UK"), Charles M. Piluso and Richard Rebetti are Shareholders, each Shareholder shall vote his shares of Stock so as to assure in so far as possible that designees of Incom UK, Piluso and Rebetti (the "Founders") will have seats on the Company's Board of Directors at least proportionate to the Founder's percentage level of ownership in the Company. If a vacancy on the Board of Directors results from the removal, resignation or death of a designee of a Founder, each Shareholder shall vote his shares of Stock so as to assure the election of a successor nominated by such Founder. No Shareholder shall propose to the shareholders of the Company that the nominee of the other Shareholder be removed from the Board of Directors of the Company.

XI. OFFICERS

      Incom UK shall cause its designee directors to vote for the election of the Charles M. Piluso as President and Secretary and of Richard Rebetti as Vice President and Treasurer of the Company.

XII. MISCELLANEOUS

      A. Notices: Notices in connection with this Agreement shall be in writing and shall be mailed, by certified or registered mail, return receipt requested, with postage paid, to each party who executed this Agreement on the date first set forth above, at the address set forth at the beginning of this Agreement, and all other parties who are subsequently bound by this Agreement at the address provided by such party in the "Acknowledgement of Restrictions of Shares." The above addresses shall be changed by like notice.

      B. Binding Effect: All the conditions, covenants and options herein contained shall bind each of the parties hereto, their heirs, executors, administrators, successors, and assigns, and also any receiver or trustee in bankruptcy or insolvency, except as the rejection of the same may be authorized or directed by order of court. All Shares of ITG in the hands of any person shall at all times be subject to the provisions hereof, and in the event of any transfer of Shares each and all of the conditions, agreements, and options herein contained shall immediately attach to and bind said shares in the hands of the transferee. However, any person who may hereafter become a Shareholder who is not one of the original parties to this agreement and fails to execute this Agreement with prior acknowledgements as required in Paragraph I.E hereof shall not be entitled to the benefits of any of the options herein contained, but the Shares of such person shall nevertheless be subject to the options herein contained.

      C. Waiver: No waiver of any provision of this Agreement shall be effective unless made in a writing signed by the party against which enforcement of the waiver is sought. No such waiver shall be deemed to be a waiver of any subsequent breach of such provision, or of any breach of any other provision of this Agreement.

      The failure to exercise any of the options herein contained shall not relieve said Shares or any part thereof permanently from the conditions hereof, and all said options and agreements shall again attach to the Shares and bind each successive holder thereof as soon as the same are acquired.

      D. Enforceability: In the event any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provisions of the Agreement, and this Agreement shall be construed as if such provision had been more narrowly drawn so as not to be invalid or unenforceable.

      If ITG or the Shareholders are unable to make any purchase desired hereunder because of the provisions of any applicable statute, ITG's Certificate of Incorporation or By-laws, each party agrees to take action as may be necessary to allow the other party or parties to make such purchases.

      E. Entire Agreement: This document constitutes the entire agreement between the parties hereto and supersedes any previous understandings, commitments, representations and agreements heretofore made between the parties with respect to the subject matter hereof. No alteration, amendment, explanation or interpretation may be introduced to modify the terms hereof unless it is in writing and signed by the parties hereto affected.

      F. Applicable Law: This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York, applicable to contracts made and/or to be performed in New York, without reference to principles of conflict of laws where legally permissible.

      G. Attorney's Fees: In the event any party hereto institutes legal action or an arbitration proceeding, or cross-motion for breach or enforcement of the terms of this Agreement against any other party hereto, the prevailing party in any such action or proceeding shall, in addition to all other damages, be entitled to recover such party's reasonable attorney's fees, together with court or arbitration costs.

      H. Arbitration: Except as otherwise set forth herein, it is the intent of the parties that any and all disputes hereunder shall be subject to arbitration as provided in Article 75 of the Civil Procedure Law and Rules of the State of New York. Notwithstanding any provisions of the aforesaid rules or statutes to the contrary, the refusal or failure of any party to appear or participate in any hearing or other portions of any arbitration proceeding pursuant to this Paragraph shall not prohibit such arbitration hearing from proceeding, and the arbitrator is empowered to make a decision and/or fully render an award ex parte which shall be binding on such party as though such party had participated fully in such hearing or proceeding. The prevailing party in any arbitration proceeding or legal proceeding to enforce arbitration shall be entitled to recover, in addition to all damages the prevailing party's reasonable attorneys' fees.

      I. Captions: The paragraph headings and underscoring of cross references in this Agreement are for convenience only and shall not be considered for any purpose in interpreting or construing this Agreement.

      J. By-Laws to Enforce This Agreement: Suitable By-laws shall be adopted which reference the restriction upon the transfer of shares contained in this Agreement. This Agreement and said Bylaws shall be kept in force by ITG and the Shareholders to make this Agreement effective.

      K. Certificate of Incorporation to Set Forth Restrictions: The Certificate of Incorporation of ITG shall be amended to reference the restriction upon the transfer of shares contained in this Agreement. The parties agree to execute any and all documents necessary to effectuate said amendment.

      L. Surrender of Shares: Upon execution of this Agreement, each Shareholder shall surrender all Shares or certificates representing ownership of all said Shares to ITG, if any, and in exchange, each Shareholder shall be issued new Shares or new certificates representing ownership of all said Shares, which new Shares or certificates shall contain in the legend specified in Paragraph I.B herein.

      M. Execution of Agreement: This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed to be an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

      IN WITNESS WHEREOF, this Agreement has been duly executed the day and year first set forth above.

                                   /s/ Richard Rebetti
_____________________              -----------------------------
Charles M. Piluso                  Richard Rebetti

INCOM (UK) LTD.                    ITG


BY:__________________              BY: /s/ Charles Piluso
   President                          --------------------------
                                       President

/s/ Charles M. Piluso
---------------------              ________________________
Charles M. Piluso                  Richard Rebetti

INCOM (UK) LTD.                    ITG


BY: /s/ [illegible]                BY: /s/ Charles M. Piluso
---------------------                  ----------------------
    President                          President

                                SPOUSE'S CONSENT

      I acknowledge that I have read the foregoing Shareholders Agreement (the "Agreement") by and between International Telecommunications Group, Ltd. ("ITG") and the Shareholders of ITG and know its contents. I am aware that under the Agreement my spouse agrees to sell all of my spouse's interest in ITG, including any community interest I may have therein, upon my spouse's death, or mental or physical disability.

      I further understand that by the terms of the Agreement, my spouse agrees to limitations upon my spouse's right to transfer my spouse's interest in ITG during my spouse's life. I further understand the term "transfer" as used in the Agreement includes any assignment, gift, mortgage, pledge, hypothecation, bequest, encumbrance or disposition, or any transfer as a result of any voluntary or involuntary legal proceeding, execution, sale, bankruptcy, insolvency, or otherwise, of any of the Shares.

      I hereby consent to such sale and such limitations, approve the provisions of said Agreement, and agree that I shall not bequeath said interest in ITG or any part thereof or any interest herein by my Will, if I predecease my spouse. I direct that the residuary clause in my Will shall not be deemed to apply to any community interest I may have in ITG.

Name of Shareholders:__________________ No. of Shares________

Name of Spouse:______________________


___________________________ Dated:______________ 1994
Spouse's Signature

Sworn to before me on this
      day of     , 1994


_______________________________
NOTARY PUBLIC

`
                                    EXHIBIT A

SHAREHOLDERS                                 NUMBER OF SHARES
------------                                 ----------------

Charles M. Piluso                              153,000

Richard Rebetti                                 17,000

Incom (UK) Ltd.                                 30,000

                                    EXHIBIT B

                           CERTIFICATE OF AGREED VALUE

      The undersigned agree that for the purposes of an Agreement dated September 1, 1994 among the undersigned, each share of Common Stock of International Telecommunications Group, Ltd. has a value of $_____________ determined as of the date set forth below.

Date:______________________, 1994


____________________               ____________________
Charles M. Piluso                  Richard Rebetti

INCOM (UK) LTD.                    ITG


BY:_________________               BY:_________________
   President                          President

                                    EXHIBIT C

                         ACKNOWLEDGEMENT OF RESTRICTIONS
                                    ON SHARES

      I, ______________________, residing at ____________________________ have received a copy of a certain Agreement entitled "Agreement By and Between International Telecommunications Group, Ltd. and the Shareholders of International Telecommunications Group, Ltd.", dated September 1, 1994. I am familiar with the terms and conditions of said Agreement and acknowledge that the shares transferred to me by _______________________ on _________________,
19__ are subject to the Agreement, as of said transfer date. Further, I agree to be personally bound by the aforesaid Agreement.


________________________________
New Shareholder

STATE OF          )
                        )
COUNTY OF                     )

      On the       day of        , 19   , before me personally came, to me known
to be the individual described in and who executed the foregoing instrument, and acknowledged that she executed said instrument.


                                   ______________________________
                                          NOTARY PUBLIC
                                   My commission expires on

                                    EXHIBIT D

                                SPOUSE'S CONSENT

      I acknowledge that I have received a copy of a certain Agreement (the "Agreement") entitled "Agreement By and Between International Telecommunications Group, Ltd. and the Shareholders of International Telecommunications Group, Ltd.", and that I have read the Agreement and know its contents. I am aware that under the Agreement my spouse agrees to sell all of my spouse's interest in International Telecommunications Group, Ltd. ("ITG"), including any community interest I may have therein, upon my spouse's death, or mental or physical disability.

      I further understand that by the terms of the Agreement, my spouse agrees to limitations upon my spouse's right to transfer my spouse's interest in ITG during my spouse's life. I further understand that the term "transfer" as used in the Agreement includes any assignment, gift, mortgage, pledge, hypothecation, bequest, encumbrance or disposition, or any transfer as a result of any voluntary or involuntary legal proceeding, execution, sale bankruptcy, insolvency, or otherwise, of any of the Shares.

      I hereby consent to such sale and such limitations, approve the provisions of said Agreement, and agree that I shall not bequeath said interest in ITG or any part thereof or any interest herein by my Will, if I predecease my spouse. I direct that the residuary clause in my Will shall not be deemed to apply to any community interest I may have in ITG.

Name of Shareholder:________________________ No. of Share________

Name of Spouse:______________________


_______________________                  Dated:_________________, 19
Spouse's Signature

Sworn to before me this
   day of     , 199 .

_______________________
NOTARY PUBLIC

                                                                       EXHIBIT B

COMMON STOCK
------------

      Shareholders                                   Number of Shares
      ------------                                   ----------------

      Charles M. Piluso                                   153,000

      Richard Rebetti                                      17,000

      Incom (UK) Ltd.                                      30,000

SERIES A CONVERTIBLE PREFERRED STOCK
------------------------------------

      Shareholders                                   Number of Shares
      ------------                                   ----------------

      RSL Communications, Inc.                             66,667

                                                     (subject to change
                                                     for possible
                                                     issuance of
                                                     Additional Shares)

                                                                       EXHIBIT C

                              EMPLOYMENT AGREEMENT

                                (SEE TAB NO. 10)


                                       10